Exhibit 1.1
Execution Copy
Chartered Semiconductor Manufacturing Ltd
$375,000,000 5.75% Senior Notes due 2010
and
$250,000,000 6.375% Senior Notes due 2015
Underwriting Agreement
July 29, 2005
Goldman Sachs (Singapore) Pte.
1 Raffles Link
#07-01 South Lobby
Singapore 039393
Citigroup Global Markets Singapore Pte. Ltd.
3 Temasek Avenue
#12-00 Centennial Tower
Singapore 039190
as Representatives for the several Underwriters
Ladies and Gentlemen:
          Chartered Semiconductor Manufacturing Ltd, a corporation incorporated with limited liability in Singapore (the “Company”), proposes to sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $375,000,000 5.75% senior notes due 2010 (the “2010 Securities”) and $250,000,000 6.375% senior notes due 2015 (the “2015 Securities”, and together with the 2010 Securities, the “Securities”). The Securities are to be issued under an indenture dated as of April 2, 2001, between the Company and Wells Fargo Bank Minnesota, N.A. (the “Base Indenture”), as supplemented by a Supplemental Indenture relating to each series of the Securities (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) to be dated as of the Closing Date (as defined below), between the Company and The Bank of New York, as trustee (the “Trustee”).
          In connection with the Offering (as defined below), the Company has received approval in principle from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing of the Securities.
          The offering of the Securities is referred to herein as the “Offering”. The Company has appointed the Representatives as co-lead managers of the Offering.

          The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.
          Certain terms used in this Underwriting Agreement are defined in Section 21 hereof.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-56878) on Form F-3, including a related Basic Prospectus, for the registration under the Act of the offering and sale of the Securities. The Company will next file with the Commission either (1) after the Effective Date of the Registration Statement, a Preliminary Prospectus relating to the Securities in accordance with Rule 424(b) or (2) a Final Prospectus in accordance with Rules 415 and 424(b). The Company has included in the Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement. The Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as agreed to by you, prior to the Execution Time, will be included or made therein, subject to Section 5(a) hereof. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
     (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, each Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the Effective Date, each Final Prospectus, if not filed pursuant to Rule 424(b), did not and will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, each Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement and the Final Prospectus (or any supplement thereto).
     (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply at the time the Registration Statement became effective, at the time the Final Prospectus is issued and on the Closing Date (and, if later, at the time of filing) in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Basic Prospectus, at the time the Registration Statement became effective, at the time the Final Prospectus is issued and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (d) Neither the Company, any Subsidiary or, to the knowledge of the Company, Silicon Manufacturing Partners Pte. Ltd. (“SMP”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any change in the share capital or long-term debt of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, otherwise than as set forth or contemplated in the Final Prospectus.
     (e) Each of the Company, the Subsidiaries and SMP has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction in which it is incorporated with full corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole.
     (f) All the outstanding share capital of the Company, each Subsidiary and SMP has been duly and validly authorized and issued and is fully paid and non-assessable and, except for such shares of (i) Chartered Silicon Partners Pte. Ltd. (“CSP”) as are owned by Agilent Technologies Europe B.V., EDB Investments Pte. Ltd. or Singapex Investments Pte. Ltd., which shares do not exceed 49% of the outstanding voting shares of CSP and (ii) SMP as are owned by Agere Systems Singapore Pte. Ltd., which shares do not exceed 51% of the outstanding voting shares of SMP, all the outstanding shares of the share capital of the Subsidiaries and SMP are owned by the Company directly free and clear of any perfected security interests, liens or encumbrances.
     (g) The Company’s authorized, issued and outstanding equity capitalization is as set forth in the Final Prospectus. The outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and non-assessable.
     (h) The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment in full of the purchase price for the Securities, as provided in this Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’

rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will, in the form contemplated by, and entitled to the benefits of, the Indenture.
     (i) The holders of outstanding shares of the share capital of the Company are not entitled to any preemptive or other rights to subscribe for the Securities, except for such rights that have been effectively waived. Except as disclosed in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Ordinary Shares of or ownership interests in the Company have been issued by the Company and are outstanding. Subject to applicable securities laws, the Securities being sold by the Company are freely transferable by the Company to or for the account of the several Underwriters, their designees and the initial purchasers thereof. Except as is set forth in the Final Prospectus, there are no restrictions on subsequent transfers of the Securities under the laws of Singapore or of the United States.
     (j) This Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     (k) The Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (l) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, that is not described or has not been filed as required; and the description of each such contract, franchise or document to be contained in the Final Prospectus is a fair description thereof in all material respects; and each such franchise, contract or other document to which the Company is a party, assuming due authorization, execution and delivery thereof by all parties thereto, is enforceable against the Company in accordance with its terms and is in full force and effect, and to the Company’s knowledge, is a legal, valid and binding obligation of the other parties thereto.
     (m) No taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes, but excluding corporate income tax arising solely from their carrying on any business in Singapore) are payable by or on behalf of the Underwriters to the Inland Revenue Authority of Singapore or any other Singapore authority in connection with (A) the execution and delivery of the Underwriting Agreement, (B) the issuance of the Securities by the Company in connection with the Offering, (C) the sale and delivery of the Securities by the Company to the Underwriters in accordance with this Underwriting Agreement, (D) except as is described in the Final Prospectus, the initial resale and delivery of such Securities by the Underwriters in the manner contemplated in the Final Prospectus.
     (n) Except as described in the Final Prospectus, all payments on the Securities will be made by the Company without withholding or deduction for or on account of any and all taxes, duties or other charges or whatsoever nature (including, without limitation, income taxes) imposed by Singapore or any political subdivision or taxing authority thereof or therein.
     (o) No consent, approval (including exchange control approval), authorization, filing with or order of any court or governmental or regulatory agency or body is required under Singapore or U.S. federal law or the laws of any state or political subdivision thereof in connection with the execution and consummation by the Company of the transactions contemplated in this Underwriting Agreement or the Indenture, except (A) such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act, (B) such as may be required under the blue sky or similar laws of any jurisdiction in connection with the Offering and in connection with purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and as described in the Final Prospectus, (C) such as may be required pursuant to the National Association of Securities Dealers, Inc. rules and such as may be required pursuant to the rules of the SGX-ST in connection with its granting approval in-principle for the listing of and quotation of the Securities, and (D) the submission of the Return on Debt Securities in respect of the Securities to the Monetary Authority of Singapore and the Inland Revenue Authority of Singapore by the Representatives and the Company.
     (p) None of the issue and sale of the Securities, the consummation of any other of the transactions contemplated in this Underwriting Agreement or the Indenture, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of the Subsidiaries or SMP pursuant to, (i) the Memorandum and Articles of Association of the Company or the constituent documents of any of the Subsidiaries or SMP, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, permit, license, franchise or other agreement, obligation, condition, covenant or instrument to which the Company, any of the Subsidiaries or SMP is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of the Subsidiaries or SMP of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of the Subsidiaries or SMP or any of its or their properties, and, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole.
     (q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”).
     (r) Other than Singapore Technologies Semiconductors Pte. Ltd., no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
     (s) The consolidated historical financial statements and schedules of the Company (including the related notes) included or incorporated by reference in the Final Prospectus present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated (except as otherwise noted therein). The selected financial data included in the Registration Statement and the Final Prospectus fairly present in all material respects, on the basis stated in the Registration Statement and the Final Prospectus, the information included therein.
     (t) The historical financial statements and schedules of SMP (including the related notes) included or incorporated by reference in the Final Prospectus present fairly in all material respects the financial condition, results of operations, changes in financial position and cash flows as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with Singapore Financial Reporting Standards applied on a consistent basis throughout the periods indicated (except as otherwise noted therein).
     (u) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of the Subsidiaries or SMP or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the Offering, performance of this Underwriting

Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Prospectus (exclusive of any supplement thereto).
     (v) Each of the Company, the Subsidiaries and SMP owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. Any real property and buildings held under lease by the Company, any of the Subsidiaries or SMP are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company, any of the Subsidiaries or SMP, in each case except as described in or contemplated in the Final Prospectus.
     (w) None of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP, is in violation or default of (i) any provision of its Memorandum and Articles of Association or other constituent documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of the Subsidiaries or SMP of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of the Subsidiaries or SMP or any of its or their properties, except, with respect to clause (ii) or (iii) above, such as would not individually or in the aggregate, have a material adverse effect on (A) the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated herein or (B) the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole.
     (x) KPMG (“KPMG”), who have audited certain financial statements of the Company and the Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules that are included or incorporated by reference in the Registration Statement and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (y) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Underwriters.
     (z) Each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP possesses all licenses, permits, certificates and other authorizations issued by the appropriate Singapore, U.S., foreign, federal, state or local regulatory authorities necessary to conduct its business as currently conducted and to own or lease its properties, except in any case in which the failure so to possess any such license, permit, certificate or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole. Neither the Company, any of the Subsidiaries nor, to the knowledge of the Company, SMP has received any notice of proceedings relating to the revocation or modification of any such license, permit, certificate or authorization which, singly or in the aggregate, if the subject of an unfavorable decision ruling or findings, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Final Prospectus (exclusive of any supplement thereto).
     (aa) Except as described in the Final Prospectus, for the periods described therein, the Company and its Subsidiaries do not have any material capital commitments.
     (bb) No labor dispute with the employees of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP exists, or to the best knowledge of the Company, is threatened, and the Company is not aware of any existing labor disturbance by the employees of the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).
     (cc) Each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company, the Subsidiaries and, to the knowledge of the Company, SMP is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the

Company, any of the Subsidiaries and, to the knowledge of the Company, SMP under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company, any of the Subsidiaries nor, to the knowledge of the Company, SMP has been refused any insurance coverage sought or applied for. The Company has no reason to believe that, given the current terms for renewal being generally agreed by the insurers, either the Company, any of the Subsidiaries or, to the knowledge of the Company, SMP will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).
     (dd) None of the Subsidiaries and, to the knowledge of the Company, SMP is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its shares, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, another Subsidiary or SMP, except for certain restrictions as set forth (i) in the Joint Venture Agreement dated July 4, 1997 by and among the Company, Agilent Technologies Europe B.V. and EDB Investments Pte. Ltd. (as amended) or as described in or contemplated in the Final Prospectus, (ii) in the Memorandum and Articles of Association of SMP, (iii) in the Credit Agreement dated September 28, 2000 (as amended) by and among Chartered Silicon Partners Pte Ltd, the banks on the signature pages thereto, as Lenders, and ABN AMRO Bank N.V. (Singapore Branch), as agent and security trustee, and in the related Subordination Agreement dated June 28, 2002 by and among the Company, Chartered Silicon Partners Pte Ltd and ABN AMRO Bank N.V. (Singapore Branch), as security trustee, (iv) in the Loan Agreement dated June 27, 2002 by and among the Company and CSP, and (v) the Supplemental Agreement dated September 28, 2003 by and among CSP, ABN Amro Bank N.V. (Singapore Branch), as agent and security trustee, and the banks on the signature pages thereto.
     (ee) The Company, the Subsidiaries and, to the knowledge of the Company, SMP own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trademarks, service marks, trade and service mark registrations, trade names, licenses, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted, and as described in the Final Prospectus, except where the failure to so own, possess, license or have other rights to use would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from the ordinary course of business. Except as is set forth in the Final Prospectus under the captions “Risk Factors” or “Business — Intellectual Property”, to the best knowledge of the Company, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others in any Intellectual Property, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, in the case of any of (i) through (vi) above, which would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from the ordinary course of business. The Underwriters acknowledge that SMP, being 51% owned by an affiliate of Agere Systems, Inc., would enjoy the benefit of the Intellectual Property portfolio of Agere Systems, Inc.
     (ff) The Company has filed all Singapore, U.S., foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).
     (gg) No holder of Securities is or will be deemed to be resident, domiciled, carrying on business or subject to taxation in Singapore solely by reason of the execution, delivery, consummation or enforcement of this Underwriting Agreement.
     (hh) Each of the Company and the Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (ii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.
     (jj) The Company, the Subsidiaries and, to the knowledge of the Company, SMP, are (i) in compliance with any and all Singapore laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to conduct their respective businesses, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries and SMP, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Final Prospectus (exclusive of any supplement thereto).
     (kk) Each of the Company and the Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and

the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and the Subsidiaries are eligible to participate (other than any “multi-employer plan” within the meaning of Section 4001(a)(3) of ERISA) and each such plan (other than any “multi-employer plan” within the meaning of Section 4001(a)(3) of ERISA) is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, and such regulations and published interpretations, except where such failure to fulfill or such non-compliance would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole.
     (ll) The Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1.02 of Regulation S-X.
     (mm) In preparing the submission on Form 6-K by the Company submitted to the Commission on July 22, 2005 regarding the loss for the third quarter of 2005 that the Company expects to record, the Company has considered all of the relevant economic and business factors. Any assumptions underlying such were reasonable under the circumstances and were made by the Company in good faith. The Company has no reason to believe that any such assumptions were or will be materially incorrect, as of such date of submission or as of the date of this representation, or that the Company will record a loss in excess of $0.021 per Ordinary Share.
     (nn) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Final Prospectus accurately and fully describes: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (ii) judgments and uncertainties affecting the application of critical accounting policies, (iii) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and (iv) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.

     (oo) The statements set forth in the Final Prospectus under the captions “Description of Senior Notes”, insofar as they purport to constitute a summary of the terms of the Securities are accurate, complete and fair.
     (pp) All material transactions between the Company, on the one hand, and (A) any of its directors, executive officers, shareholders or affiliates thereof, (B) any director, executive officer, shareholder or affiliate of any of the Company’s shareholders or affiliates thereof, or (C) any director or executive officer of any entity in which any director or executive officer of the Company is a manager or holds more than 5% of its outstanding equity securities or its respective assets, on the other hand, are fully and fairly described in the Final Prospectus and each such transaction is on terms no less favorable to the Company as could be obtained with an unaffiliated third party.
     Any certificate signed by any officer of the Company or any of the Subsidiaries, in his or her capacity as an officer of the Company or any of the Subsidiaries, and delivered to you or counsel for the Underwriters in connection with this Underwriting Agreement shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of (i) for the 2010 Securities, 98.896% of the principal amount thereof and (ii) for the 2015 Securities, 98.573% of the principal amount thereof, less in each case an underwriting discount of 0.75% of the principal amount thereof, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule 1 to this Underwriting Agreement.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10 AM, New York City time, on August 3, 2005 or such later date not later than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 7 hereof (such date and time of delivery and payment for the Securities being herein called in this Underwriting Agreement, the “Closing Date”).
          Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct at least one Business Day in advance of the Closing Date.

          The Company will make the Securities in global form (the “Global Certificates”) available for checking at least twenty-four hours prior to the Closing Date at the office of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong.
          4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Securities for sale to the U.S. public as set forth in the Final Prospectus.
          5. Agreements. The Company agrees with the several Underwriters that:
     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination or completion of the Offering, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, or if at any time prior to the completion of the Offering, any event occurs as a result of which the Final Prospectus, as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus, to comply with the Act or the Exchange Act, the respective rules thereunder or any applicable securities law, the Company promptly and without charge to the Representatives will (1) notify the Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemental Final Prospectus to you in such quantities as you may reasonably request.
     (c) As soon as practicable, the Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and the Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
     (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Preliminary Prospectus and the Final Prospectus and copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and Final Prospectus and any supplement thereto as the Representatives may reasonably request.
     (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (f) The Company will comply with the requirements of the SGX-ST, the Accounting and Corporate Regulatory Authority in Singapore and the Monetary Authority of Singapore in connection with the Offering.
     (g) The Company agrees to pay the costs and expenses relating to the following matters: (i) the fees and expenses of its counsel (including local counsel) and accountants in connection with the Offering, including issuance of the Securities, (ii) the preparation, printing or reproduction and filing with the Commission of any necessary amendments to the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Final Prospectus and each amendment or supplement to any of them and mailing and delivering (including postage, air freight charges and charges for counting and packing) copies thereof to the initial purchasers and dealers; (iii) the fees and expenses of the Trustee under the Indenture, (iv) the cost of producing any Blue Sky Memorandum, the closing documents (including compilations thereof) and any other documents in connection with the offering and sale of the Securities by the Underwriters; (v) all expenses in connection with the qualification of the Securities for offering under the securities laws of any jurisdiction as the Company and the Underwriters may agree to, including any Blue Sky survey; (vi) all expenses relating to the physical road show for the offering of the Securities, including, but not limited to, the transportation and other expenses incurred by or on behalf of Company representatives and the Underwriters in connection with presentations to prospective purchasers of the Securities; (vii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (viii) the registration of the Securities under the Exchange Act and the listing of the Securities on the SGX-ST; (ix) any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”); (x) the fees and expenses, if any, of the Company’s Authorized Agent (as defined in Section 13 hereof); (xi) the cost and charges of any transfer agent or registrar; (xii) all costs incurred in connection with obtaining credit ratings for the Securities, and (xiii) all other costs and expenses incident to the performance by the Company of its obligations under this Underwriting Agreement.
     (h) Except pursuant to this Underwriting Agreement, during the period from the date of this Underwriting Agreement to and including December 31, 2005, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities and the amortizing bonds that the Company is offering concurrently), or publicly announce an intention to effect any such transaction; provided, however, that the Company may keep on file and effective with the Commission the Registration Statement.

     (i) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (j) The Company will use its best efforts to cause, as soon as possible on or after the Closing Date, the Securities to be listed on the SGX-ST.
     (k) (i) The purchase and sale of the Securities pursuant to this Underwriting Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Underwriting Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Underwriting Agreement as of the Execution Time, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Underwriting Agreement and to the following additional conditions:
     (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of announcement of the Offering, if such announcement occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM New York City time on the Business Day following the day on which announcement of the Offering was made, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) The Company shall have furnished to the Representatives the opinion of Allen & Gledhill, Singapore counsel for the Company, dated the Closing Date, substantially in the form set forth in Appendix A. In rendering such opinion, such counsel may rely (A) as to matters involving the application of the federal laws of the United States and the laws of the State of New York, to the extent they deem proper and specified in such opinion, upon the opinion of Latham & Watkins and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in the opinion to be given pursuant to this paragraph (b) include any supplements thereto at the Closing Date.
     (c) The Company shall have furnished to the Representatives the opinion of Latham & Watkins, United States counsel for the Company, dated the Closing Date, substantially in the form of Appendix B. In rendering such opinion, such counsel may rely (A) as to matters involving the application of Singapore law, to the extent they deem proper and specified in such opinion, upon the opinion of Allen & Gledhill and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in the opinion to be given pursuant to this paragraph (c) include any supplements thereto at the Closing Date.
     (d) The Company shall have furnished to the Representatives the opinion of Clifford Chance, counsel for the Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:
     (i) the Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Indenture;
     (ii) each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and
     (iii) the Trustee has duly executed the authentication upon the Securities.

References to the Final Prospectus in the opinion to be given pursuant to this paragraph (d) include any supplements thereto at the Closing Date.
     (e) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (f) The Representatives shall have received from Wong Partnership, Singapore counsel for the Underwriters, such opinion or opinions, dated the Closing Date, and addressed to the Representatives, with respect to Singapore law matters, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (g) The Company shall have furnished to the Representatives a certificate of the Company dated the Closing Date, signed by the Chairman of the Board or the President and Chief Executive Officer and the principal financial or accounting officer of the Company, satisfactory to the Representatives and to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and the Underwriting Agreement and that:
     (i) the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).
     (h) KPMG shall have furnished to the Representatives, at the Execution Time and at the Closing Date, letters dated respectively as of the Execution Time and the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:
     (i) in their opinion the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;
     (ii) on the basis of a reading of the latest unaudited condensed consolidated financial statements made available by the Company and Chartered Semiconductor Manufacturing Inc., if any; their limited review, in accordance with United States generally accepted auditing standards under Statement on Auditing Standards No. 100 of the latest unaudited consolidated financial statements, if any; carrying out certain specified procedures (but not an examination in accordance with U.S. GAAS), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, Board of Directors and Audit Committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and Chartered Semiconductor Manufacturing Inc. as to transactions and events subsequent to December 31, 2004, such Company officials advising that no audited consolidated financial statements are available as of any date or for any period subsequent to December 31, 2004, nothing came to their attention which caused them to believe that any unaudited financial statements (if any) included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in periodic reports on Form 6-K under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

     (iii) on the basis of a reading of a reading of the minutes of the meetings of the shareholders, Board of Directors and Audit Committee of the Company, nothing came to their attention which caused them to believe that with respect to the period subsequent to June 30, 2005, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the share capital of the Company or any increase in long-term debt, short-term debt or total current liabilities, or decrease in consolidated net current assets or shareholders’ equity, as compared with the amounts shown on the June 30, 2005 unaudited consolidated balance sheet, or for the period from July 1, 2005 to no more than five business days prior to the date of this letter, there was any decrease, as compared with the corresponding period in the preceding year, in the total or per share amounts of net loss of the Company, or for the period from July 1, 2005 to no more than five business days prior to the date of this letter there was any decrease, as compared with the corresponding period in the preceding month, in the consolidated net revenue of the Company, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and
     (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature derived from the general accounting records of the Company and Chartered Semiconductor Manufacturing Inc. set forth in the Registration Statement and the Final Prospectus, including the information set forth under the captions “Risk Factors”, “Use of Proceeds” and “Capitalization”, and such other captions as the Company and the Representatives shall agree to, in the Final Prospectus and the information included in Items 3, 4, 5, 6, 7, 8, 10 and 11 of the Company’s annual report for 2004 on Form 20-F and Part I of the Company’s Form 6-Ks filed on May 6, 2005 and July 22, 2005, all incorporated by reference in the Registration Statement and the Final Prospectus, agrees with or is recomputed from the accounting records of the Company and the Subsidiaries, excluding any questions of legal interpretation. References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.
     (i) (i) Since the date of the latest audited financial statements included in the Final Prospectus, there shall not have been any loss or interference with the Company’s, the Subsidiaries’ or, to the knowledge of the Company, SMP’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been any change in the share capital or long-term debt of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, the Subsidiaries or, to the knowledge of the Company, SMP, in each case, except as set forth in or contemplated in the Final Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).
     (j) On or after the Execution Time, (i) no downgrading shall have occurred in any rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities and (iii) in respect of the Company’s long-term foreign currency rating and the Securities, the ratings assigned by Moody’s Investor Service, Inc. and Standard & Poor’s shall not be less than Baa3/stable and BBB-/stable, respectively.
     (k) On or after the Execution Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq, the London Stock Exchange or the SGX-ST; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq or SGX-ST; (iii) a general moratorium on commercial banking activities in New York, London or Singapore declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Singapore; (iv) a change or development involving a prospective change in Singapore taxation affecting the Company, the Securities or the transfer thereof; (v) the outbreak or escalation of hostilities involving the United States, the United Kingdom or Singapore or the declaration by the United States, the United Kingdom or Singapore of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom, Singapore or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus.
      (l) The approval in-principle for the listing and quotation of the Securities on the SGX-ST shall not have been revoked or amended and, where such approval is subject to conditions, such conditions shall be acceptable to the

Representatives and where such conditions are required to be fulfilled on or before the Closing Date, they are so fulfilled, and satisfactory evidence of all such actions shall have been provided to the Representatives.
     (l) The Global Certificates shall have been designated as eligible for clearance and settlement through the Depository Trust Company on or prior to the Closing Date.
     (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be cancelled at any time prior to the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this Section 6 will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at 39th Floor, Bank of China Tower, One Garden Road, Central, Hong Kong, by 11 a.m., Singapore time, on the Closing Date.
          7. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless each Underwriter and each Underwriter’s affiliates (as defined in Rule 501(b) under the Act) against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration

Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Securities through the Representatives expressly for use in the Final Prospectus as amended or supplemented relating to such Securities.
     (b) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and its affiliates (as defined in Rule 501(b) under the Act) of the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Final Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.
     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     8. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder, the Representatives may in their discretion arrange for the non-defaulting Underwriters or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Final Prospectus, or in any other documents or arrangements, and the Company agree to prepare promptly any amendments to the Final Prospectus that in the opinion of the Representatives may thereby be made necessary.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and

the Company as provided in subsection (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not have exercised the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 5(g) hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities.
          10. Termination. If this Agreement shall be terminated pursuant to Section 8 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5(g) and 7 hereof; but, if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(g) and 7 hereof.
          11. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Representatives at Goldman Sachs (Asia) L.L.C.,

39/F Cheung Kong Center, 2 Garden Road, Central, Hong Kong, attention of Legal Department (fax no.: (852) 2978-0440) and Citigroup Global Markets, 3 Temasek Avenue, #12-00 Centennial Tower, Singapore 039190 (fax no: (65) 6432-1244); or, if sent to the Company, will be mailed, delivered or telefaxed to the Legal Department (fax no.: (65) 6360-4970) and confirmed to it at 60 Woodlands Industrial Park D, Street 2, Singapore 738406, Attention: Legal Department.
          12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation under this Underwriting Agreement.
     13. Jurisdiction. (a) The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court; and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Chartered Semiconductor Manufacturing, Inc., at 1450 McCandless Drive, Milpitas, California 94035 as its authorized agent (the “Company’s Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company consents to process being served in any action or proceeding by mailing a copy thereof by registered or certified mail to the Company’s Authorized Agent. The Company hereby represents and warrants that the Company’s Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, by the directors, officers, employees and agents of any Underwriter or by any person who controls any Underwriter, in any other court of competent jurisdiction, including those in Singapore.
     (b) The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.
     (c) Each of the Underwriters agrees that any suit, action or proceeding against the Underwriters brought by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court; and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Underwriters have appointed Goldman, Sachs & Co., at 85 Broad Street, New York, New York 10004 as their authorized agent (the “Underwriters’ Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Underwriters consent to process being served in any action or proceeding by mailing a copy thereof by registered or certified mail to the Underwriters’ Authorized Agent. The Underwriters hereby represent and warrant that the Underwriters’ Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Underwriters agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Underwriters’ Authorized Agent shall be deemed, in every respect, effective service of process upon the Underwriters. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by the Company, its directors, its officers who sign the Registration Statement or any person who controls the Company, in any other court of competent jurisdiction, including those in Singapore.
     (d) The provisions of this Section 13 shall survive any termination of the Underwriting Agreement, in whole or in part.
          14. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.
          15. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
          16. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.
          17. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.
          18. Entire Agreement. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          19. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.
          20. Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.
     “Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.
     “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York or Singapore are authorized or obligated by law, executive order or regulation to close.
     “Commission” shall mean the Securities and Exchange Commission.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

     “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.
     “Final Prospectus” shall mean the Final Prospectus Supplement, together with the Basic Prospectus.
     “Final Prospectus Supplement” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time.
     “New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.
     “Ordinary Share” shall mean any ordinary share, S$0.26 par value per share, of the Company.
     “Preliminary Prospectus” shall mean any Preliminary Prospectus Supplement, together with the Basic Prospectus.
     “Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph (a) of Section 1 above, including exhibits, financial statements and any documents incorporated by reference, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
     “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.
     “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in paragraph (a) of Section 1 hereof.
     “Subsidiary” shall mean each of Chartered Semiconductor Manufacturing Inc. and CSP.
     “U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.
     “Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Company to the Underwriters.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Chartered Semiconductor Manufacturing Ltd

By		/s/ Chia Soon Hwee

	Name:	Chia Soon Hwee
	Title:	President and
Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Goldman Sachs (Singapore) Pte.

By	/s/ Arief Sidarto

	Name:	Arief Sidarto
	Title:	Executive Director

Citigroup Global Markets Singapore Pte. Ltd.

By	/s/ Traceyy Woon

	Name:	Traceyy Woon
	Title:	Managing Director

For themselves and the other
Underwriters named in Schedule 1
to this Underwriting Agreement.

SCHEDULE 1

Principal
amount of the
Underwriter	2010 Securities
Goldman Sachs (Singapore) Pte	$163,750,000
Citigroup Global Markets Singapore Pte. Ltd.	$113,750,000
ABN AMRO Inc.	$48,750,000
Bank of America Singapore Limited	$48,750,000

Total	$375,000,000

Principal
amount of the
Underwriter	2015 Securities
Goldman Sachs (Singapore) Pte	$109,167,000
Citigroup Global Markets Singapore Pte. Ltd.	$75,833,000
ABN AMRO Inc.	$32,500,000
Bank of America Singapore Limited	$32,500,000

Total	$250,000,000

Appendix A
[Letterhead of Allen & Gledhill]
[3] August 2005
Goldman Sachs (Singapore) Pte.
Citigroup Global Markets Singapore Pte. Ltd.
c/o Goldman Sachs (Singapore) Pte.
1 Raffles Link
#07-01 South Lobby
Singapore 039393
Dear Sirs
US$[375,000,000] [ ]% Senior Notes due 2010 and US$[250,000,000] [ ]% Senior Notes due 2015 (together, “Notes”)
1.	Introduction

We have acted as Singapore legal counsel to Chartered Semiconductor Manufacturing Ltd (“Company”) in connection with an offering (“Offering”) by the Company of the Notes.

We are delivering this opinion to you at the request of the Company pursuant to Section 6(b) of the Underwriting Agreement (“Underwriting Agreement”) dated 29 July 2005 made between the Company, Goldman Sachs (Singapore) Pte. and Citigroup Global Markets Singapore Pte. Ltd.

2.	Documents Examined

For the purpose of rendering this opinion, we have examined:
(1)	the documents listed and, where appropriate, defined in Schedule 1 to this opinion; and

(2)	such other documents as we have considered necessary to examine in order that we may render this opinion.

3.	Assumptions

We have assumed:
(1)	that each of the Underwriting Agreement and the Indenture (as defined in Schedule 1 hereto and, together, “Transaction Agreements”):
(a)	is within the capacity and powers of, and has been validly authorised by, each party thereto (other than the Company); and

(b)	has been validly executed and delivered by and on behalf of each party thereto;
(2)	the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;
(3)	that copies of the Memorandum and Articles of Association, and the Certificate of Incorporation, of each of the Company and Chartered Silicon Partners Pte Ltd (“CSP”) submitted to us for examination are true, complete and up-to-date copies;
(4)	that the copy of the Board Resolutions (as defined in Schedule 1 hereto) submitted to us for examination are true, complete and up-to-date copies;
(5)	that:
(a)	the information disclosed by the search made on [3] August 2005 (“ACRA Search”) at the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”) against the Company is true and complete;

(b)	such information has not since then been materially altered; and

(c)	the ACRA Search did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the ACRA Search;
(6)	that:
(a)	the information disclosed by the search made on [3] August 2005 (“CSP ACRA Search”) at the ACRA against CSP is true and complete;

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(b)	such information has not since then been materially altered; and

(c)	the CSP ACRA Search did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the CSP ACRA Search;
(7)	that:
(a)	the information disclosed by the search made on [3] August 2005 (“Court Search”) of the Cause Book kept at the Supreme Court of Singapore against the Company for the years of 2003, 2004 and 2005 is true and complete; and

(b)	such information has not since then been materially altered; and

(c)	the Court Search did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the Court Search;
(8)	that:
(a)	the information disclosed by the search made on [3] August 2005 (“CSP Court Search”) of the Cause Book kept at the Supreme Court of Singapore against CSP for the years of 2003, 2004 and 2005 is true and complete; and

(b)	such information has not since then been materially altered; and

(c)	the CSP Court Search did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the CSP Court Search;
(9)	that:
(a)	the Notes will be duly offered, sold, issued, executed and delivered in accordance with the terms of the Transaction Agreements; and

(b)	in particular, the selling restrictions referred to in paragraph 5 below have been and will be complied with in all respects;

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(10)	that each of the Transaction Agreements and the Notes constitutes legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all jurisdictions other than Singapore;

(11)	that:
(a)	there are no provisions of the laws of any jurisdiction, other than Singapore, which may be contravened by:
(i)	the execution or delivery of any of the Transaction Agreements; or

(ii)	the offering, sale, issue, execution and delivery of the Notes; and
(b)	insofar as any obligation expressed to be incurred or performed under any of the Transaction Agreements or the Notes falls to be performed in, or is otherwise subject to the laws of, any jurisdiction other than Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction;
(12)	that the choice of New York law as the governing law of each of the Transaction Agreements and the Notes has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the United States federal or state courts in the State of New York as a matter of New York law and all other relevant laws except the laws of Singapore;

(13)	that all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency outside Singapore and all other requirements outside Singapore for:
(a)	the legality, validity and enforceability of each of the Transaction Agreements and the Notes; and

(b)	the offering, sale, issue, execution and delivery of the Notes, have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;
(14)	that:

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(a)	the Board Resolutions have not been rescinded or modified and remain in full force and effect;

(b)	no other resolution or other action has been taken which may affect the validity or regularity of the Board Resolutions; and

(c)	no party to the Transaction Agreements or the Notes, nor any of their respective officers, employees or advisers, has notice of any matter which would adversely affect the validity or regularity of the Board Resolutions;
(15)	that all forms, returns, documents, instruments, exemptions or orders required to be lodged, filed, notified, advertised, recorded, registered or renewed with any governmental body or agency outside Singapore at any time prior to, on or subsequent to the issue of the Notes for:
(a)	the legality, validity and enforceability of each of the Transaction Agreements and the Notes; and

(b)	the offering, sale, issue, execution and delivery of the Notes, have been duly lodged, filed, notified, advertised, recorded, registered or renewed and that any conditions in relation to such lodgement, filing, notification, advertisement, recording, registration or renewal have been satisfied;
(16)	that:
(a)	the conditions set out in the SGX Listing Approval (as defined in Schedule 1 hereto) have been, or will be, satisfied; and

(b)	the approvals granted by the Singapore Exchange Securities Trading Limited (“SGX-ST”) contained in the SGX Listing Approval have not been, and will not be, revoked or withdrawn;
(17)	that there are no dealings in the Notes by persons who are not licensed to carry on the business of dealing in securities (including the Notes) in Singapore or who are not exempt from such licensing requirements; and

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(18)	the correctness of all facts (other than those stated in paragraph 7 below) stated in the Transaction Agreements and the Offering Circular (as defined in Schedule 1 hereto).
4.	Searches

The ACRA Search and the Court Search revealed no order or resolution for the winding-up of the Company and no notice of appointment of a receiver or judicial manager for the Company. The CSP ACRA Search and the CSP Court Search revealed no order or resolution for the winding-up of CSP and no notice of appointment of a receiver or judicial manager for CSP. It should be noted that such searches are not capable of revealing whether or not a winding-up petition has been presented. Notice of a winding-up order made or resolution passed or a receiver or judicial manager appointed may not be filed at ACRA immediately.

5.	No Registration of Offering with MAS

As no prospectus in connection with the offering and sale of the Notes has been registered with the Monetary Authority of Singapore (“MAS”) under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”), the Notes may not be offered or sold, or be made the subject of an invitation for subscription or purchase, nor may the Prospectus Supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than:
(1)	to an institutional investor specified in Section 274 of the SFA;

(2)	to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA; or

(3)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
6.	Company’s Certificate

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We have received a Certificate (“Certificate”) dated [3] August 2005 from [ ], a director of the Company, which certifies the matters referred to in paragraphs 7(9)(b) and 7(11)(d) below. In rendering our opinion in those paragraphs, we have relied solely on the statements in the Certificate, the ACRA Search, the Court Search, the CSP ACRA Search and the CSP Court Search and we have not reviewed or examined the corporate secretarial records and documents of the Company for the purposes of giving our opinion in those paragraphs. However, nothing has come to our attention which gives us any reason to believe that the statements in the Certificate are, as at the date hereof, untrue, inaccurate or misleading in any material respect. Save for the ACRA Search, the Court Search, the CSP ACRA Search and the CSP Court Search, we have made no independent investigation into any of the matters set out in the Certificate and we have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to the matters set out in the Certificate.
7.	Opinion

Based upon and subject to the foregoing, and subject to the qualifications set forth below and any matters not disclosed to us, we are of the opinion that:
(1)	the Company:
(a)	is a company duly incorporated and validly existing under the laws of Singapore; and

(b)	has the corporate power and capacity to own or lease its property and to conduct its business as described in the Prospectus Supplement;
(2)	CSP:
(a)	is a company duly incorporated and validly existing under the laws of Singapore; and

(b)	has the corporate power and capacity to own or lease its property and to conduct its business as described in the Prospectus Supplement;
(3)	the Company has the corporate power and taken all necessary corporate action required under the laws of Singapore to authorise its entry into, execution and delivery of, the Transaction Agreements;

(4)	assuming due authorisation, execution and delivery thereof by the other parties thereto, each of the Transaction Agreements constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms;

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(5)	the Notes:
(a)	have been duly authorised by the Company; and

(b)	when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided for in the Underwriting Agreement, will constitute:
(i)	valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

(ii)	direct, unconditional, unsecured and unsubordinated indebtedness of the Company, ranking pari passu among themselves, and pari passu with all other unsecured and unsubordinated indebtedness (other than priorities created by law) of the Company;

(6)	(a)	the issuance of such Notes will not be subject to any pre-emptive or similar rights under the laws of Singapore or the Memorandum and Articles of Association or any other constitutive document of the Company or any amendment thereto; and

	(b)	except as set out in paragraph 5 above, there are no restrictions on the transfer of the Notes under the laws of Singapore;
(7)	a deposit made by the Company in trust to the Trustee pursuant to Section 6.6 of the Supplemental Indenture may amount to the creation of a security interest. Such security interest would have to be registered as a charge with ACRA;
(8)	all payments in respect of the Notes (including any payments of “additional interest” or “additional amounts” pursuant to the terms of the Notes and the Supplemental Indenture) may be paid by the Company to the holder thereof in United States dollars and freely transferred out of Singapore, without the necessity of obtaining any consents, approvals, authorisations, orders or clearances from or registering with any Singapore governmental agency or body or any stock exchange authority;
(9)	as at the date of this opinion:
(a)	we are not representing the Company or any of its subsidiaries in any legal or governmental proceedings, pending or threatened, to which the Company or any subsidiary is a party or to which any of the properties of the Company or any subsidiary is subject which:

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(i)	could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Transaction Agreements or the consummation of any of the transactions contemplated under the Transaction Agreements; or

(ii)	could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or any subsidiary, taken as a whole; and
(b)	we are not aware of the existence of any legal or governmental proceedings in Singapore to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any subsidiary is subject;
(10)	no consent, approval, authorisation or order of or qualification with any governmental body or agency or stock exchange authority in Singapore is required for the consummation of the transactions contemplated by the Transaction Agreements and the offering, sale, issue, execution and delivery of the Notes, except for the submission of the Return on Debt Securities in respect of the Notes to the MAS and the Inland Revenue Authority of Singapore by you as joint lead managers of the Offering;
(11)	the execution and delivery of, and the consummation of any of the transactions contemplated in the Transaction Agreements and the offering, sale, issue, execution and delivery of the Notes do not contravene:
(a)	any provision of the laws of Singapore;

(b)	the Memorandum and Articles of Association or any other constitutive document of the Company or any amendment thereto;
[(c)	any agreement or instrument binding on the Company, CSP or Silicon Manufacturing Partners Pte Ltd, described in Exhibit A hereto;] or
(d)	as far as we are aware, any judgment, order or decree of any governmental body, agency or court of Singapore having jurisdiction over the Company or any of its assets;
(12)	it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Agreements or the Notes that they be filed or recorded with any governmental or other regulatory authorities in Singapore;

9

(13)	the choice of New York law as the governing law of the Transaction Agreements and the Notes is a valid choice of law and will be recognised and given effect to by the Singapore courts;
(14)	the boxed sections, as set out in Schedule 2 to this opinion, of the statements in the Prospectus Supplement under the caption “Taxation — Singapore Taxation” insofar as such statements constitute summaries of the Singapore legal matters referred to therein, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein;

(15)	(a)	the submission by the Company to the jurisdiction of the New York courts contained in the Transaction Agreements and the Notes; and

	(b)	the appointment by the Company of CT Corporation System as its agent for service of process in connection with the Transaction Agreements and the Notes, are, in each case, valid and binding on the Company under the laws of Singapore and irrevocable; and
(16)	a final and conclusive judgment on the merits properly obtained against the Company in any competent court of a state in, or a federal court of, the United States of America for a fixed sum of money in respect of any legal suit or proceedings arising out of or relating to any of the Transaction Agreements or the Notes and which could be enforced by execution against the Company in the jurisdiction of the relevant court and has not been stayed or satisfied in whole may be sued on in Singapore as a debt due from the Company if:
(a)	the relevant court had jurisdiction over the Company in that the Company was, at the time proceedings were instituted, resident in the jurisdiction in which proceedings had been commenced or had submitted to the jurisdiction of the relevant court;

(b)	that judgment was not obtained by fraud;

(c)	the enforcement of that judgment would not be contrary to the public policy of Singapore;

(d)	that judgment had not been obtained in contravention of the principles of natural justice; and

(e)	the judgment of the relevant court did not include the payment of taxes, a fine or penalty.

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8.	Scope of Opinion

This opinion relates only to the laws of general application of Singapore as of the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore. In respect of the Transaction Agreements, the Notes and the Prospectus Supplement, we have assumed due compliance with all matters concerning United States Federal and New York laws and the laws of all other relevant jurisdictions other than Singapore. With respect to all matters of United States Federal and New York laws, we have relied upon, and our opinion is subject to the qualifications, assumptions and exceptions set forth in, the opinion of Latham & Watkins, United States counsel for the Company, delivered pursuant to Section 6(c) of the Underwriting Agreement. As to matters of fact material to this opinion, we have relied on the statements of responsible officers of the Company.

9.	Qualifications

The qualifications to which this opinion is subject are as follows:
(1)	the term “enforceable” as used in this opinion means that the obligations assumed or to be assumed by the Company under the Transaction Agreements and the Notes are of a type which the Singapore courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms;

(2)	enforcement of the obligations of the Company under the Transaction Agreements and the Notes may be affected by prescription or lapse of time, bankruptcy, insolvency, liquidation, reorganisation, reconstruction or similar laws generally affecting creditors’ rights;

(3)	the power of the Singapore courts to grant equitable remedies such as injunction and specific performance is discretionary and accordingly a Singapore court may make an award of damages where an equitable remedy is sought;

(4)	where under any of the Transaction Agreements or the Notes any person is vested with a discretion or may determine a matter in its opinion, Singapore law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds;

11

(5)	by virtue of the Limitation Act, Chapter 163 of Singapore, failure to exercise a right of action for more than six years will operate as a bar to the exercise of such right and failure to exercise such a right for a lesser period may result in such right being waived;

(6)	a Singapore court may stay proceedings if concurrent proceedings are brought elsewhere;

(7)	where obligations are to be performed in a jurisdiction outside Singapore, they may not be enforceable in Singapore to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction;

(8)	provisions in each of the Transaction Agreements and the Notes as to severability may not be binding under the laws of Singapore and the question of whether or not provisions which are illegal, invalid or unenforceable may be severed from other provisions in order to save such other provisions depends on the nature of the illegality, invalidity or unenforceability in question and would be determined by a Singapore court at its discretion;

(9)	a Singapore court may refuse to give effect to clauses in any of the Transaction Agreements and the Notes in respect of the costs of unsuccessful litigation brought before a Singapore court or where the court has itself made an order for costs;

(10)	we express no opinion as to events and conditions which might violate covenants, restrictions or provisions with respect to financial ratios or tests or any contractual provision measured by the financial conditions or results of operation of the Company or any of its subsidiaries;

(11)	we express no opinion on the legality or enforceability of the performance by the Company of its obligations of indemnification or contribution set forth in Section 7 of the Underwriting Agreement;

(12)	provisions in any of the Transaction Agreements or the Notes relating to any additional sum imposed on the Company where it has defaulted in the performance of any of its obligations may not be enforceable in a Singapore court if they are construed as a penalty;

(13)	any term of an agreement may be amended orally by all the parties notwithstanding provisions to the contrary in the Transaction Agreements and the Notes;

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(14)	this opinion is given on the basis that there has been no amendment to or termination or replacement of the documents, authorisations and approvals referred to in paragraph 2 of this opinion and on the basis of the laws of Singapore in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Singapore after the date of this opinion;

(15)	under general principles of Singapore law, except for contracts which expressly provide for the application of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, a person who is not a contracting party to an agreement is not entitled to the benefits of the agreement and may not enforce the agreement; and

(16)	we express no opinion on the irrevocability of the appointment of an agent to accept service of process.
11.	Not a Disclosure Opinion

As the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical matters and because of the wholly or partially non-legal character of many of the statements in the Prospectus Supplement, we express no opinion or belief on and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Prospectus Supplement (other than those specifically referred to in paragraph 7 above) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we express no belief and assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial and statistical data included or incorporated in the Prospectus Supplement, and we have not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived.

12.	Reliance

This opinion is rendered by us solely for the benefit of the Representatives in their capacity as representatives in connection with the transactions referred to in the Underwriting Agreement. This opinion is strictly limited to the matters stated herein, and is not to be read as extending by implication to any other matter in connection with any

13

of the Transaction Agreements or the Notes or otherwise including, but without limitation, any other document signed in connection with any of the Transaction Agreements or the Notes. Further, this opinion is not to be circulated to, or relied upon by, any other person or quoted or referred to in any public document (other than the Underwriting Agreement and the Offering Circular) or filed with any governmental body or agency without our prior written consent.
Yours faithfully

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Schedule 1
Documents Examined
1.	An executed copy of the Underwriting Agreement.

2.	An executed copy of the Indenture dated 2 April 2001 made between the Company and Wells Fargo Minnesota, N.A., as first trustee (“Base Indenture”), as supplemented by the Second Supplemental Indenture dated [3] August 2005 (“Supplemental Indenture” and together with the Base Indenture, “Indenture”), made between the Company and The Bank of New York, as second trustee (“Trustee”), relating to the Notes.

3.	The form of the Notes.

4.	A copy of the preliminary Prospectus Supplement dated 22 July 2005 relating to the Notes (“Preliminary Prospectus Supplement”).

5.	A copy of the final Prospectus Supplement dated [ ] 2005 relating to the Notes (together with the Preliminary Prospectus Supplement, “Prospectus Supplement”).

6.	Certified true copies of the Memorandum and Articles of Association, and the Certificate of Incorporation, of the Company.

7.	Certified true copies of the Memorandum and Articles of Association, and the Certificate of Incorporation, of CSP.

8.	Certified extracts of the resolutions of the Board of Directors of the Company passed on 20 July 2005 relating to, inter alia, the authorisation for the Offering (“Board Resolutions”).

9.	A copy of the letter from the SGX-ST dated 15 July 2005 granting approval in-principle for the listing of and quotation for the Notes (“SGX Listing Approval”).

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Schedule 2

16

Exhibit A
1.	Credit Agreement dated September 28, 2000 by and among CSP, the banks on the signature pages thereto, as lenders, and ABN Amro Bank N.V., Singapore Branch, as agent and security trustee (the “CSP Second Phase Credit Agreement”)

2.	Supplemental Agreement dated September 18, 2003 by and among CSP as borrower, the banks on the signature pages thereto, as lenders, and AVB Amro Bank N.V., Singapore Branch, as agent and security trustee relating to the CSP Second Phase Credit Agreement

3.	Subordination Agreement dated June 28, 2002 by and among the Company, CSP, as borrower and ABN AMRO Bank N.V. (Singapore Branch), as security trustee relating to the CSP Second Phase Credit Agreement

4.	Letter dated June 26, 2002 from ABN AMRO Bank N.V., Singapore Branch to CSP amending the CSP Second Phase Credit Agreement by incorporating the Subordination Agreement relating to the CSP Second Phase Credit Agreement

5.	Shareholders’ Undertaking dated December 14, 2000 by and among CSP, as borrower, the Company, EDB Investments Pte Ltd, Agilent Technologies Europe B.V., as shareholders, and ABN Amro Bank N.V., Singapore Branch, as security trustee

6.	Facility Agreement dated December 23, 2004 by and among the Company as borrower, Sumitomo Mitsui Banking Corporation and Oversea-Chinese Banking Corporation Limited as lenders and arrangers

7.	Facility Agreement dated December 23, 2004 by and between the Company as borrower and Sumitomo Mitsui Banking Corporation as lender

8.	Facility Agreement dated December 22, 2004 by and between the Company as borrower, and Bank of America as lender

9.	Deed of Accession and Ratification dated October 22, 2001 by and among the Company, EDB Investments Pte Ltd, Agilent Technologies Europe B.V. and Singapex Investments Pte Ltd relating to the Joint Venture Agreement dated March 13, 1997, as amended and restated on October 23, 2001 (the “Restated Joint Venture Agreement dated October 23, 2001”)

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10.	Amendment Agreement No. 1 dated January 31, 2002 to the Restated Joint Venture Agreement dated October 23, 2001

11.	Assured Supply and Demand Agreement dated July 4, 1997 by and among the Company, CSP and Hewlett-Packard Company

12.	Amendment Agreement No. 2 to Assured Supply and Demand Agreement dated June 17, 1999 by and among the Company, CSP and Hewlett-Packard Company, which replaces the amendments contained in Amendment Agreement No. 1 to Assured Supply and Demand Agreement dated November 5, 1998

13.	Novation and Amendment Agreement dated November 9, 1999 by and among CSP, the Company, Hewlett-Packard Company and Agilent Technologies, Inc. relating to the Assured Supply and Demand Agreement 64-225 dated July 4, 1997, as amended

14.	Joint Venture Agreement dated December 19, 1997 by and between the Company and Lucent Technologies Microelectronics Pte Ltd

15.	Supplemental Agreement dated September 17, 2004 to the Joint Venture Agreement dated December 19, 1997 by and between the Company and Agere Systems Singapore Pte Ltd. (formerly known as “Lucent Technologies Microelectronics Pte. Ltd.”)

16.	Assured Supply and Demand Agreement dated February 17, 1998 by and among the Company, Silicon Manufacturing Partners Pte Ltd and Lucent Technologies Microelectronics Pte Ltd

17.	Amendment No. 3 dated November 5, 2004 to “SF” Process Development and Cost Sharing Agreement dated November 26, 2002 by and between the Company and International Business Machines Corporation

18.	Amendment No. 4 dated December 15, 2004 to “SF” Process Development and Cost Sharing Agreement dated November 26, 2002 by and between the Company and International Business Machines Corporation

19.	Lease of Lot 2164 Mukim 3-2 Science Park Drive dated January 18, 1995 by and between Ascendas Land (Singapore) Pte Ltd (formerly known as “Technology Parks Private Limited”) and the Company

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20.	Sub-Lease dated October 19, 2004 by and between Singapore Techonologies Pte Ltd and the Company relating to Private Lot A12787(b) Mukim No. 13

21.	Sub-Lease dated February 17, 1998 by and between the Company and Silicon Manufacturing Partners Pte Ltd.

22.	Sub-Lease dated October 19, 2004 by and between Singapore Technologies Pte Ltd and the Company relating to Private Lot A12787(b) Mukim No. 13

23.	Building Agreement relating to Private Lot A12787(f) Mukin No. 13 Sembawang dated September 24, 1999 by and between Jurong Town Corporation and Singapore Technologies Pte Ltd

24.	Agreement for Sub-License and Sub-Lease (Private Lot A12767(d)) dated September 24, 1999 by and between Singapore Techonologies Pte Ltd and CSP

25.	Novation Agreement dated December 31, 2004 by and among Singapore Technologies Pte Ltd, Terra Investments Pte. Ltd. and CSP relating to the Agreement for Sub-License and Sub-Lease (Private Lot A12787(d)) dated September 24, 1999

26.	Agreement for Sub-License and Sub-Lease (Private Lot A12787(e)) dated July 30, 2001 by and between Singapore Technologies Pte Ltd and the Company

27.	Building Agreement relating to Private Lot A12787(e) Woodlands Industrial Park D, G.S. No. 3696K, Mukin No. 13 dated July 30, 2001 by and between Jurong Town Corporation and Singapore Technologies Pte. Ltd.

28.	Novation Agreement dated December 31, 2004 by and among Singapore Technologies Pte Ltd, Terra Investments Pte. Ltd. and the Company relating to the Agreement for Sub-License and Sub-Lease (Private Lot A12787(e)) dated July 30, 1999

29.	Amended and Restated Turnkey Subcontract Agreement for Sort, Assembly and/or Final Test

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Appendix B
DRAFT SENIOR NOTES OPINION
August 3, 2005
Goldman Sachs (Singapore) Pte.
1 Raffles Link
#07-01 South Lobby
Singapore 039393
     and
Citigroup Global Markets Singapore Pte. Ltd.
3 Temasek Avenue
#12-00 Centennial Tower
Singapore 039190
     as Representatives for the several Underwriters
          Re: Chartered Semiconductor Manufacturing Ltd.
Ladies and Gentlemen:
          We have acted as special United States counsel to Chartered Semiconductor Manufacturing Ltd., a company incorporated with limited liability under the laws of Singapore (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) on the date hereof by the Company of $375,000,000 in aggregate principal amount of the Company’s ___% Senior Notes due 2010 and by the Company of $250,000,000 in aggregate principal amount of the Company’s ___% Senior Notes due 2015 (the “Notes”), pursuant to a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2001 (File No. 333-56878), as amended by Amendment No. 1, filed with the Commission on March 16, 2001, as further amended to date but excluding the Incorporated Documents (as defined below) (the “Registration Statement”), a Prospectus dated March 19, 2001, relating to certain debt and equity securities of the Company and included with the Registration Statement (the “Base Prospectus”), as supplemented by a Prospectus Supplement to the Base Prospectus dated July 29, 2005 relating to the Notes filed with the Commission on [August 1], 2005 pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and together with the Base Prospectus but excluding the Incorporated Documents, the “Prospectus”), and an Underwriting Agreement dated July 29, 2005 between you, as representatives of the several underwriters named in the underwriting agreement, and the Company (the “Underwriting Agreement”). The Notes are being issued pursuant to an indenture, dated as of April 2, 2001, between the Company and Wells Fargo Bank Minnesota, National Association (the “First Trustee”) (the “Base Indenture”), as supplemented by a

Supplemental Indenture, dated as of August 3, 2005 between the Company and The Bank of New York, as trustee (the “Second Trustee,” and together with the First Trustee, the “Trustee”) (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). This opinion is being rendered to you pursuant to Section 6(c) of the Underwriting Agreement.
          As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:
(a) the Underwriting Agreement, the Registration Statement and the Prospectus;
(b) the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004 filed with the Commission on March 7, 2005 (the “20-F”), the Company’s Current Report on Form 6-K submitted to the Commission on May 6, 2005 (the “May 6 Form 6-K”) and the Company’s Current Report on Form 6-K submitted to the Commission on July 22, 2005 and containing the Company’s management’s discussion and analysis of financial condition and results of operations relating to the Company’s unaudited consolidated financial statements for the six months ended June 30, 2005, each of which is incorporated in the Prospectus by reference (collectively, the “Incorporated Documents”);
(c) the Indenture and the form of the Notes; and
(d) the agreements filed as exhibits 4.3, 4.4, 4.5, 4.19 through and including 4.37, and 4.40 through and including 4.43 to the 20-F, and the agreement filed as exhibit 6.2 to the May 6 Form 6-K (the “Material Agreements”).
As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations, warranties and agreements of the Company in the Underwriting Agreement. We have not independently verified such factual matters.
          Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that those attorneys in the firm who have rendered legal services in connection with the transaction referenced above do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement.
     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and, with respect to numbered paragraph 1 of this letter, the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to underwritten offerings of securities. Various matters concerning the laws

21

of Singapore are addressed in the opinion of Allen & Gledhill which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
     Capitalized terms used herein without definition have the meanings assigned to them in the Underwriting Agreement.
          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
          1. Chartered Semiconductor Manufacturing Inc. is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Prospectus. Based on certificates from public officials, we confirm that Chartered Semiconductor Manufacturing Inc. is validly existing and in good standing under the laws of the State of Delaware.
          2. The Underwriting Agreement has been duly executed and delivered by the Company.
          3. Each of the Base Indenture and the Supplemental Indenture has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
          4. The Notes, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.
          5. The execution and delivery by the Company of the Underwriting Agreement and the Supplemental Indenture and the issuance and sale of the Notes to you pursuant to the Underwriting Agreement and the Indenture on the date hereof do not:
     (i) result in the breach of or default under any of the Material Agreements;
     (ii) violate any federal or State of New York statute, rule or regulation applicable to the Company; or
     (iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or State of New York statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made, except such as may be required under the securities or Blue Sky laws of any jurisdiction.

22

          6. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on August [2], 2005, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus Supplement pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.
          7. Except as set forth in paragraph 9, which matters are not addressed in this paragraph 7, the Registration Statement, as of the date it was declared effective, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form F-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
          8. The statements in the Prospectus Supplement under the caption “Description of Senior Notes,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, are accurate descriptions or summaries in all material respects.
          9. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.
          10. The Company is not and, immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus Supplement under the caption “Use of Proceeds,” will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          11. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.
          12. Under the laws of the State of New York relating to personal jurisdiction, (a) the Company has, under the Underwriting Agreement and the Indenture, validly submitted to the personal jurisdiction of the state or federal courts located in the State of New York, County of New York in any action arising out of or relating to the Underwriting Agreement and the Indenture, respectively, and the transactions contemplated therein, and its appointment thereunder of Chartered Semiconductor Manufacturing, Inc. as its authorized agent for service of process is valid, legal and binding and (b) service of process in the manner set forth in Section 13 of the Underwriting Agreement and Section 6.9 of the Supplemental Indenture is effective to confer valid personal jurisdiction over the Company.

23

          The opinions rendered in paragraphs 3 and 4, relating to the enforceability of the Indenture and the Notes, respectively (collectively, the “Documents”), are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of (a) the waiver of rights or defenses contained in Section 4.4 of the Base Indenture; (b) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; or (c) any provision to the extent it requires any party to indemnify any other person against loss in obtaining currency due following a court judgment rendered in another currency.
          We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Documents of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.
          In rendering the opinion in clause (i) of paragraph 5 insofar as it requires interpretation of the Material Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, although certain of the Material Agreements may be governed by other laws which differ from New York law, (iii) we express no opinion with respect to the effect of any action or inaction by the Company under the Material Agreements that may result in a breach or default under any Material Agreements, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination. In rendering the opinions in clauses (ii) and (iii) of paragraph 5, we express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, margin regulations, NASD rules, pension or employee benefit laws, compliance with fiduciary duty requirements, usury laws, environmental laws, or other laws excluded by customary practice.
     With your consent, we have assumed that (a) the Documents and the Underwriting Agreement have been duly authorized, executed and delivered by each of the parties thereto (except that we make no assumption with respect to the due execution and delivery of the Documents by the Company under New York law); (b) the Documents constitute the legally valid and binding obligations of each of the parties thereto other than the Company; and (c) the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules,

24

regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have opined as to such matters with respect to the Company herein.
          This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

25

DRAFT TAX DISCLOSURE LETTER
August 3, 2005
Goldman Sachs (Singapore) Pte.
1 Raffles Link
#07-01 South Lobby
Singapore 039393
     and
Citigroup Global Markets Singapore Pte. Ltd.
3 Temasek Avenue
#12-00 Centennial Tower
Singapore 039190
     as Representatives for the several Underwriters
Re: Chartered Semiconductor Manufacturing Ltd.
Ladies and Gentlemen:
We have acted as special United States counsel to Chartered Semiconductor Manufacturing Ltd., a company incorporated with limited liability under the laws of Singapore (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) on the date hereof by the Company of $375,000,000 in aggregate principal amount of the Company’s ___% Senior Notes due 2010 and by the Company of $250,000,000 in aggregate principal amount of the Company’s ___% Senior Notes due 2015 (the “Notes”), pursuant to a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2001 (File No. 333-56878), as amended by Amendment No. 1, filed with the Commission on March 16, 2001, as further amended to date but excluding the Incorporated Documents (as defined below) (the “Registration Statement”), a Prospectus dated March 19, 2001, relating to certain debt and equity securities of the Company and included with the Registration Statement (the “Base Prospectus”), as supplemented by a Prospectus Supplement to the Base Prospectus dated July 29, 2005 relating to the Notes filed with the Commission on [August 1], 2005 pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and together with the Base Prospectus but excluding the Incorporated Documents, the “Prospectus”), and an Underwriting Agreement dated July 29, 2005 between you, as representatives of the Underwriters, and the Company (the “Underwriting Agreement”).
The “Incorporated Documents” refer to, collectively, the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004 filed with the Commission on March 7, 2005, the Company’s Current Report on Form 6-K submitted to the Commission on May 6, 2005 and the Company’s Current Report on Form 6-K submitted to the Commission on July 22, 2005 and containing the Company’s management’s discussion and analysis of financial condition and

26

results of operations relating to the Company’s unaudited consolidated financial statements for the six months ended June 30, 2005.
The facts concerning the Notes, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Prospectus Supplement.
Based on such facts and subject to the limitations set forth in the Prospectus Supplement, it is our opinion that the statements in the Prospectus Supplement under the caption “Taxation — United States Federal Taxation,” insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.
No opinion is expressed as to any matter not discussed herein. We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any other matters of municipal law or the laws of any local agencies within any state.
This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.
This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.

Very truly yours,

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DRAFT SENIOR NOTES DISCLOSURE LETTER
August 3, 2005
Goldman Sachs (Singapore) Pte.
1 Raffles Link
#07-01 South Lobby
Singapore 039393
     and
Citigroup Global Markets Singapore Pte. Ltd.
3 Temasek Avenue
#12-00 Centennial Tower
Singapore 039190
     as Representatives for the several Underwriters
Re: Chartered Semiconductor Manufacturing Ltd.
Ladies and Gentlemen:
We have acted as special United States counsel to Chartered Semiconductor Manufacturing Ltd., a company incorporated with limited liability under the laws of Singapore (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) on the date hereof by the Company of $375,000,000 in aggregate principal amount of the Company’s ___% Senior Notes due 2010 and by the Company of $250,000,000 in aggregate principal amount of the Company’s ___% Senior Notes due 2015 (the “Notes”), pursuant to a registration statement on Form F-3 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2001 (File No. 333-56878), as amended by Amendment No. 1, filed with the Commission on March 16, 2001, as further amended to date but excluding the Incorporated Documents (as defined below) (the “Registration Statement”), a Prospectus dated March 19, 2001, relating to certain debt and equity securities of the Company and included with the Registration Statement (the “Base Prospectus”), as supplemented by a Prospectus Supplement to the Base Prospectus dated July 29, 2005 relating to the Notes filed with the Commission on [August 1], 2005 pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and together with the Base Prospectus but excluding the Incorporated Documents, the “Prospectus”), and an Underwriting Agreement dated July 29, 2005 between you, as representatives of the several underwriters named in the underwriting agreement, and the Company (the “Underwriting Agreement”). The Notes are being issued pursuant to an indenture, dated as of April 2, 2001, between the Company and Wells Fargo Bank Minnesota, National Association (the “First Trustee”), as supplemented by a Supplemental Indenture, dated as of August 3, 2005 between the Company and The Bank of New York, as trustee (the “Second Trustee”, and together with the First Trustee, the “Trustee”). The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2004 filed with the Commission on March 7, 2005 (the “20-F”), the Company’s Current Report on Form 6-

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K submitted to the Commission on May 6, 2005 and the Company’s Current Report on Form 6-K submitted to the Commission on July 22, 2005 and containing the Company’s management’s discussion and analysis of financial condition and results of operations relating to the Company’s unaudited consolidated financial statements for the six months ended June 30, 2005, each of which is incorporated in the Prospectus by reference, are herein called the “Incorporated Documents.” This letter is being delivered to you pursuant to Section 6(c) of the Underwriting Agreement.
The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement or the Prospectus (or the Incorporated Documents), (except to the extent expressly set forth in the numbered paragraphs 7 and 8 of our opinion letter to you of even date), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statement and Prospectus, we reviewed the Registration Statement, the Prospectus, and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, at the time of filing of the 20-F, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or the date hereof, (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Incorporated Documents or with respect to the Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee.
This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Notes from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.
Very truly yours,

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